Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference of our report dated February 23, 2007, with respect to the consolidated financial statements of Ohio Casualty Corporation as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006, in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-166671) and related Prospectus of Liberty Mutual Agency Corporation dated September 2, 2010.
/s/ ERNST & YOUNG LLP
Boston, Massachusetts
September 1, 2010